Exhibit 4.17

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT AGREEMENT

Warrant Agreement (the “Warrant”), dated as of  March ___, 2009, between Cicero, Inc. (the “Company”) and ______________ (the “Holder”).

WITNESSETH:

WHEREAS, the Company has entered into a series of loans with several lenders, one of which is the Holder, each loan governed by terms set forth in a secured loan note (together the “Loan”) of even date, and the Loan provides for the issuance of this Warrant, which is one of several Warrants issued to the lenders, one of which is the Holder, each Warrant being alike in their terms other than the number of shares of common stock of the Company, $.001 par value (“Common Stock”), subject thereto; and

WHEREAS, this Warrant is being issued on a private placement basis on the terms provided herein, and the Holder understands the limitations and responsibilities of acquiring the restricted securities comprising the Warrant and the underlying shares of Common Stock (“Warrant Shares”) and the registration rights provided herein.

NOW, THEREFORE, in consideration of the premises contained herein, including the portion of the Loan by the Holder to the Company, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Grant and Period.

1.1           Grant.  The Holder is hereby granted the right to purchase from the Company, at any time during the exercise period, up to an aggregate of  _______ Warrant Shares of the Company at an initial exercise price (subject to adjustment as provided in Section 5 hereof) of $0.20 per Warrant Share (the “Exercise Price”), such exercise to be subject to the terms and conditions of this Warrant.

1.2           Period.  The Warrant will be exercisable commencing on March ____, 2009, and expire at 5:00 PM on March  ________, 2014 (“Expiration Time”).  If the Expiration Time is not a business day in the City of New York, then the expiration date will be extended to 5:00 PM on the next business day in the City of New York.  Days on which banks are generally closed for business and financial transactions in the City of New York, Saturdays and Sundays will be considered a non-business day.

Exhibit 4.17

2.             Exercise of Warrant.

2.1           Full Exercise.  Except as provided in Section 2.3 below, the Holder shall effect an exercise of the Warrant by surrendering to the Company this Warrant, together with a Subscription in the form of Exhibit A attached thereto, duly executed by such Holder, at any time prior to the Expiration Time, at the Company’s principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate purchase price (the “Aggregate Price”), subject to any adjustments provided for in the Warrant. The Aggregate Price shall be the amount that is the result of the Exercise Price multiplied by the number of Warrant Shares that are the subject of the Warrant (as adjusted as hereinafter provided) being purchased by the Holder.

2.2           Partial Exercise.  The Warrant may also be exercised from time to time in part by surrendering the Warrant in the manner specified in Sections 2.1 or 2.3 hereof, except that the Purchase Price payable shall be the amount that is the result of the number of Warrant Shares being purchased hereunder multiplied by the Exercise Price, subject to any adjustments provided for in the Warrant. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the Holder a new Warrant of like tenor for the aggregate number of securities (as constituted as of the date hereof) for which the Warrant shall not have been exercised, issued in the name of the Holder or as the Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

2.3           Conversion Right.  The Holder may effect an exercise of the Warrants and pay the Exercise Price through a conversion of the Warrant (“Conversion Right”); provided, that such right shall exist only at such time that the Company has the obligation to provide a resale registration statement for the underlying securities of the Warrant and the Company does not have a registration statement effective and currently the available for the resale by the Holder of the underlying securities of the Warrant as provided in Section 6 hereof. The Holder may effect a Conversion Right of the Warrant by surrendering to the Company this Warrant, together with a Subscription in the form of Exhibit B attached hereto, duly executed by such Holder, prior to the Expiration Time, at the Company’s principal office, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

	X	=	Y x (A-B)/A

where	X	=	the number of Warrant Shares to be issued to the Holder;

	Y	=	the number of Warrant Shares with respect to which this Warrant is being exercised;

	A	=	the Market Price of a share of Common Stock as of the Date of Exercise; and

	B	=	the Exercise Price.

2.4           Call of Warrant.  The Company reserves the right to call the Warrant for redemption at any time prior to its exercise, with a notice of call in writing to the Holder of record of the Warrant, giving 30 days’ advance notice of the call at any time if the Market Price of a share of Common Stock has been at least 150% of the then Exercise Price of the Warrant, on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of the call is given. The call price of the Warrant is to be $.005 per Warrant Share that may be then acquired upon exercise of the Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.005 call price per Warrant Share.

Exhibit 4.17

2.5           Certain Defined Terms.  “Market Price” of a share of Common Stock on any date shall mean, (i) if the shares of Common Stock are traded on the Nasdaq Global Market, Nasdaq Global Select Market or the Nasdaq Capital Market, the last bid price reported on that date; (ii) if the shares of Common Stock are not quoted on a Nasdaq market and are listed on any other national securities exchange, the last sale price of the Common Stock reported by such exchange on that date; (iii) if the shares of Common Stock are not quoted on any such market or listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin Board; (iv) if the shares of Common Stock are not quoted on a any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then as determined, in good faith, by the Board of Directors of the Company and the Holders. “Date of Exercise” means the date on which the Holder shall have delivered to the Company (i) the Warrant, (ii) the applicable Subscription form attached thereto, appropriately completed and duly signed, and (iii) if applicable, payment of the Exercise Price.

3.              Issuance of Certificates.  Upon the exercise of the Warrant, the issuance of certificates for Warrant Shares shall be made promptly (and, in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 4 and Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.             Restriction on Transfer.  The Warrant and the Warrant Shares may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) and the applicable state securities laws or an exemption from such registrations.  Subject to such restrictions, the Company shall transfer the Warrant and the Warrant Shares, from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof, for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, and to establish that such transfer is being made in accordance with the terms hereof.  Upon such surrender to the Company of this Warrant for its transfer, the Company shall execute and deliver a new Warrant, representing the new Warrant or Warrants in the name of the transferee or transferees and in the denomination or denominations specified in such instructions, and shall issue to the transferor a new Warrant evidencing the portion of the Warrant not so transferred, and this Warrant shall promptly be cancelled.  A Warrant, if properly transferred, may be exercised by a new holder without having a new Warrant issued.

5.             Adjustments to Exercise Price and Number of Securities.

5.1           Stock Dividends and Splits.  If the Company, (i) pays a stock dividend on its Common Stock, (ii) subdivides outstanding shares of Common Stock into a greater number of shares, or (iii) combines outstanding shares of Common Stock into a lesser number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

Exhibit 4.17

5.2           Extraordinary Transactions.  If, (i) the Company effects any merger or consolidation of the Company with or into another Person and the Company is not the surviving entity, or (ii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, (in either such case, an “Extraordinary Transaction”), then the Warrant will become the right thereafter to receive, upon exercise, the same amount and kind of securities as the Holder would have been entitled to receive upon the occurrence of such Extraordinary Transaction if it had been, immediately prior to such Extraordinary Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the Warrant (the “Alternate Consideration”) in lieu of the Warrant Shares. The aggregate Exercise Price for each Warrant will not be affected by any such Extraordinary Transaction, but the Company shall apportion such aggregate Exercise Price to the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, to be received in a Extraordinary Transaction, then each Holder, to the extent practicable, shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Extraordinary Transaction. In addition, at the request of the Holder, upon surrender of the Warrant, any successor to the Company or surviving entity in such Extraordinary Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. Each Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Extraordinary Transaction.

5.3           Adjustment in Number of Securities.  Upon each adjustment of the Exercise Price pursuant to the provisions of Sections 5.1 and 5.2, the number of securities issuable upon the exercise of the Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

5.4           No Adjustment of Exercise Price in Certain Cases.  No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than $.01 per Warrant Share; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least $.01 per Warrant Share.

5.5           Notice of Adjustment.  In each case of an adjustment or readjustment of the Exercise Price or the number and kind of any securities issuable upon exercise of the Warrant, the Company at its expense will promptly calculate such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of shares of Common Stock or type of Alternate Consideration issuable upon exercise of the Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver to each Holder who makes a request in writing, a copy of each such certificate.

Exhibit 4.17

6.             Registration Rights.

6.1           Registration.

6.1.1           Registration Right.    The Company shall use its reasonable commercial efforts to prepare and file with the SEC a registration statement (“Registration Statement”) covering the resale of all the securities (such as the Warrant Shares) issuable on exercise of the Warrants (“Registrable Securities”) for a resale offering by the initial Holder to be made on a continuous basis pursuant to Rule 415 within 75 days of the original issuance date of this Warrant (“Filing Date”).  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by the initial Holder or requested by the SEC) a “Plan of Distribution” in substantially the form provided or approved by the initial Holder.

The Company shall use reasonable commercial efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the 75 days after the required last Filing Date (“Effective Date”), and shall use its reasonable commercial efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that (i) all of the Registrable Securities have been sold or transferred to persons who may trade such shares without restriction, or (ii) one year after the original issuance date by the Company of this Warrant to the initial Holder (the “Effectiveness Period”).  If the SEC staff or the published or unpublished regulations or informal policies and guidelines of the SEC limit the number of Registrable Securities that may be included in the Registration Statement on behalf of the initial Holder at any time, and thereby require deferral of registration of such Registrable Securities, in such case the Company will be able to reduce the number of Registrable Securities that will be included in the Registration Statement to the maximum number of shares that may be allowed, provided if there are other shares of common stock outstanding that are registered or are included on the Registration Statement because of another effective registration right, then the Registrable Securities that are to be included on the Registration Statement will be pro rated in as equitable a manner as is reasonable in the determination of the Board of Directors of the Company.

Notwithstanding anything in this Warrant to the contrary, the Company may, by written notice to the initial Holder, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the initial Holder immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time, or (B) it is in the best interests of the Company to suspend sales under such Registration Statement at such time.  Upon receipt of such notice, the initial Holder shall immediately discontinue any sales of Registrable Securities pursuant to such registration until the initial Holder is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used.  In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company.  The Company’s rights under this section may be exercised for a period of no more than 20 Trading Days at a time and not more than three times in any twelve-month period.  Immediately after the end of any suspension period, the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the initial Holder to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

6.1.2           Terms.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder shall pay any and all underwriting commissions.  The Company agrees to use its reasonable commercial efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the initial Holder; provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company.

Exhibit 4.17

6.2         Damages.  Should the registration or the effectiveness thereof required by Section 6.1 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Company shall, in addition to any other equitable or other relief available to the initial Holder, be liable for any and all incidental, special and consequential damages sustained by the initial Holder, including, but not limited to, the loss of any profits that might have been received by the initial Holder upon the sale of the Registrable Securities.

6.3         General Terms.

6.3.1           Indemnification.  The Company shall indemnify the Holder of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls Holder within the meaning of Section 15 of the  Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement.  The Holder of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of the Holder in writing, for specific inclusion in such registration statement.

6.3.2           Exercise of Warrant.  Nothing contained in this Warrant shall be construed as requiring the Holder to exercise the Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

6.3.3           Rule 144 Sales.  Notwithstanding anything contained in this Section 6 to the contrary, the Company shall have no obligation pursuant to this Section 6 to register the Registrable Securities held by any Holder, where the Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Holder, or (ii) where the number of Registrable Securities held (or could be held) by such Holder is within the volume limitations under Rule 144.

6.3.4           Supplemental Prospectus.  The Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Exhibit 4.17

7.             Elimination of Fractional Interest.  The Company shall not be required to issue certificates representing fractions of securities upon the exercise of the Warrant, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company’s option, by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights issuable on exercise, or in lieu thereof paying cash equal to such fractional interest.

8.             Reservation, Validity and Listing.  The Company covenants and agrees that during the exercise period, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise under this Warrant. The Company covenants and agrees that, upon exercise of the Warrant, and payment of the Exercise Price therefore, all shares of Common Stock and other securities issuable upon such exercise shall be duly authorized, validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrant is outstanding, the Company shall use its reasonable commercial efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant to be listed and quoted (subject to official notice of issuance) on all securities exchanges and systems on which the other outstanding shares of Common Stock are then listed and/or quoted, including Nasdaq and the American Stock Exchange.

9.             Notices to Warrant Holder.  Nothing contained in this Warrant shall be construed as conferring upon the Holder of the Warrant the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the Expiration Time of the Warrant and its exercise in full, any of the following events shall occur:

(a)           the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)           the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

(c)           a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company to the extent practicable shall give written notice of such event at least 15 days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be.

Exhibit 4.17

10.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by (i) facsimile; or (ii) delivered personally or by overnight courier or mailed by registered or certified mail, return receipt requested:

(a)           If to the Company, to the address of below or as such may be changed from time to time.

Cicero, Inc.
8000 Regency Parkway, Suite 542
Cary, NC 27518
Fax:
Tel:  919-380-5000

With a copy to:

Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, NY  10022
Attn: Lawrence M. Bell, Esq.
Fax: (212) 754-0330
Tel: (212) 907-7300

(b)           If to the Holder, to the address set forth below or as shown on the books of the Company as such may be changed from time to time.

Fax:
Tel:

With a copy to:

Tel:
Fax:

11.           Entire Agreement: Modification.  This Warrant contains the entire understanding between the parties hereto with respect to the subject matter hereof, and the terms and provisions of this Warrant may only be modified, waived or amended in writing. Any modification, waiver or amendment executed by the Company and the Holder (or the Holders holding a majority of the Warrant Shares or the other securities, property or rights issuable upon exercise of the Warrants, as the case may be) shall be binding on the Holder (or all Holders, as the case may be). Notice of any modification, waiver or amendment shall be promptly provided to any Holder not consenting to such modification, waiver or amendment.

Exhibit 4.17

12.           Assignment.  The Warrant was issued initially as part of a unit with the Loan, and the Warrant may not be detached or the ownership rights thereof separated one from the other, except to the extent this Warrant shall be in excess of _______ shares.  The Holder may assign to one or more assignees (each an “Assignee”) all, or any part, of the Warrant, provided, however, that simultaneously with and as part of such assignment, it assigns a pro rata amount of its rights under the Loan, and provide, further, the Company may continue to deal solely and directly with the Holder in connection with the interest assigned to the Assignee until (i) written notice of such assignment, has been given to the Company by the Holder and the Assignee, and (ii) the Holder and its Assignee have delivered to the Company a document reflecting the assignment and acceptance, as reasonably acceptable to the Company.  The assignment of the Warrant does not transfer the registration rights provided in the Warrant, which are unique to the initial Holder.

13.           Successors.  All the covenants and provisions of the Warrant shall be binding upon and inure to the benefit of the Company, the Holders and their respective permitted successors and assigns hereunder.

14.           Governing Law; Submission to Jurisdiction.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of Wilmington, State of Delaware and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the City of Wilmington, State of Delaware. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

15.           Severability.  If any provision of the Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Warrant.

16.           Captions.  The caption headings of the sections of the Warrant are for convenience of reference only and are not intended, nor should they be construed as, a part of the Warrant and shall be given no substantive effect.

17.           Benefits of This Warrant.  Nothing in the Warrant shall be construed to give to any person or corporation other than the Company and any registered Holder(s) of the Warrant(s) any legal or equitable right, remedy or claim under the Warrant; and the Warrant shall be for the sole and exclusive benefit of the Company and any Holder(s) of the Warrant.

18.           Counterparts.  The Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Exhibit 4.17

IN WITNESS HEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.

Cicero, Inc.

By:
John Broderick
Chief Executive Officer

Holder

By:
Name:
Title:

EXHIBIT A

FORM OF SUBSCRIPTION (CASH EXERCISE)

(To be signed only upon exercise of Warrant)

TO:	Cicero, Inc.

The undersigned holder of Warrant dated ________________ (the “Warrant”), of Cicero, Inc. (the “Company”), which is being delivered herewith, hereby irrevocably elects to purchase ______________ Warrant Shares (as defined in the Warrant), and herewith makes payment of $ _________________ therefore, all in accordance with the Warrant. Certificates for the Warrant Shares shall be issued in the name of ________________ and delivered to the following address:

By:
Name:
Social Security Number or Tax Identification Number:
Date:

(Signature must conform in all respects to name of Holder as specified in the Warrant)

EXHIBIT B

FORM OF SUBSCRIPTION (CASHLESS EXERCISE)

TO:	Cicero, Inc.

The undersigned holder of Warrant dated _________________ (the “Warrant”), of Cicero, Inc. (the “Company”), which Warrant is being delivered herewith, hereby irrevocably elects to exercise (on a conversion right basis, in accordance with the formula set forth in Section 2.3 of the Warrant with respect to __________________ Warrant Shares (as defined in the Warrant), all in accordance with the Warrant. Certificates for the Warrant Shares shall be issued in the name of _____________________ and delivered to the following address:

By:
Name:
Social Security Number or Tax Identification Number:
Date:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

(To be used by the registered holder if such Holder desires to transfer the Warrant)

FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto:

Print Name of Transferee:

Address:

City State Zip Code

Security or Federal Tax ID Number:

this Warrant, originally dated __________ 2009, and issued by Cicero, Inc. (“Company”), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ as its Attorney in Fact, to transfer the Warrant on the books of the Company, with full power of substitution.

Dated:	Signature:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)